UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2012

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 5, 2012, Double Eagle Petroleum Co. (the "Company") appointed of Clark Huffman, PhD, to the position of Vice President - Operations. He had served as Director of Asset Development for the Company since March 2010.

Dr. Huffman specializes in reservoir characterization including completion design, production data evaluation and enhanced hydrocarbon recovery. His prior experience includes seven years in field operations and drilling where he was involved in all facets of operations domestically, off-shore, and internationally. He also has served as a consultant, both independently and in association with consulting firms. Dr. Huffman received his PHD in Petroleum Engineering from the Colorado School of Mines in 2001.

Dr. Huffman will receive an annual salary of $225,000 and will be eligible to receive a bonus in accordance with the Company’s cash bonus incentive plan. Dr. Huffman also was granted 60,893 shares of restricted stock of the Company under the Company’s Long-Term Incentive Program. Of the foregoing shares, one-third are time-based and two-thirds are performance-based and vest as defined in the Long-Term Incentive Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

January 11, 2012	By:	Kurtis Hooley

Name: Kurtis Hooley
Title: Chief Financial Officer